THE WEISS FUND
                      Weiss Treasury Only Money Market Fund
                        Weiss Millennium Opportunity Fund

Dear Valued Shareholder:

         On behalf of the Board of Trustees (the "Board") of The Weiss Fund (the "Trust"), comprised of Weiss Treasury Only Money Market Fund ("Money Market Fund") and Weiss Millennium Opportunity Fund ("Opportunity Fund") (each a "Fund" and, collectively, the "Funds"), we are pleased to invite you to a special meeting of the shareholders ("Special Meeting") of the Funds, to be held at 9:30 a.m. Eastern time, on January 29, 2002, at the Embassy Suites PGA, 4380 PGA Blvd., Palm Beach Gardens, Florida 33410.

         At the Special Meeting you will be asked to consider and approve the following proposals: (i) to elect members of the Board; (ii) for shareholders of Money Market Fund, to approve an amended and restated Investment Management Agreement between the Trust, on behalf of Money Market Fund, and Weiss Money Management, Inc. ("Weiss"); (iii) to approve a Subadvisory Agreement between Weiss and Delray Financial Corporation; and (iv) to attend to such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

         Each proposal is discussed in detail in the enclosed Proxy Statement. All of the proposals have been approved by the Board. We are asking you to consider them carefully and express your vote on the enclosed proxy ballot or at the Special Meeting.

         Because  of  the  importance  of  these  proposals,  AlamoDirect,  Inc.
("Alamo"), a professional solicitation firm, has been employed to assist shareholders in the voting process. As the date of the Special Meeting approaches, if we have not already heard from you, you may receive a telephone call from a representative of Alamo reminding you to exercise your right to vote.

                 THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                       IN FAVOR OF EACH OF THE PROPOSALS.

         The formal Notice of Special Meeting, a proxy statement and a proxy ballot are enclosed. If you are a shareholder of more than one Fund, or have more than one account registered in your name, you will receive one proxy ballot for each account. Please vote and return each ballot that you receive.

         We look forward to your attendance at the Special Meeting or to receiving your proxy ballot(s) so that your shares may be voted at the Special Meeting. If you have any questions, please do not hesitate to call us at 1-800-289-8100.

                                                  Sincerely,

                                                  /s/ Clara A. Maxcy
                                                  Clara A. Maxcy
                                                  Vice President and Secretary
                                                  December 21, 2001

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF
                                 THE WEISS FUND
                      Weiss Treasury Only Money Market Fund
                        Weiss Millennium Opportunity Fund

To Shareholders:

         PLEASE TAKE NOTE THAT a special meeting of the shareholders ("Special Meeting") of The Weiss Fund (the "Trust"), consisting of Weiss Treasury Only Money Market Fund ("Money Market Fund") and Weiss Millennium Opportunity Fund ("Opportunity Fund") (each a "Fund" and, collectively, the "Funds"), will be held at 9:30 a.m. Eastern time, on January 29, 2002, at the Embassy Suites PGA, 4380 PGA Blvd., Palm Beach Gardens, Florida 33410 for the following purposes:

          1.   To elect members of the Board of Trustees of the Trust;

          2. For shareholders of Money Market Fund, to approve an amended and restated Investment Management Agreement between the Trust, on behalf of Money Market Fund, and Weiss Money Management, Inc. ("Weiss");

          3. To approve a Subadvisory Agreement between Weiss and Delray Financial Corporation; and

          4. To attend to such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

         Please read the enclosed proxy statement carefully for information concerning the proposals to be placed before the Special Meeting.

       THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR
                           OF EACH OF THE PROPOSALS.

         Shareholders of record as of the close of business on December 6, 2001, are entitled to notice of, and to vote at, the Special Meeting or any adjournment(s) or postponement(s) thereof.

         In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting in accordance with applicable law to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares of the Trust (for a Trust-wide vote) or Fund (for a Fund-wide vote) in person or by proxy at the Special Meeting. The persons named as proxies will vote FOR any such adjournment those proxies they are entitled to vote in favor of that Proposal, and will vote AGAINST any such adjournment those proxies to be voted against that Proposal.

By Order of the Board of Trustees,

/s/ Clara A. Maxcy
------------------------------------
Clara A. Maxcy
Vice President and Secretary
December 21, 2001




              YOUR VOTE IS IMPORTANT TO US REGARDLESS OF THE NUMBER
              OF SHARES THAT YOU OWN. PLEASE VOTE BY RETURNING YOUR
      PROXY BALLOT(S) TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE (OR TAKE
          ADVANTAGE OF THE ELECTRONIC OR TELEPHONIC VOTING PROCEDURES
     DESCRIBED IN THE PROXY BALLOT(S)). YOUR PROMPT RETURN OF THE ENCLOSED
        BALLOT(S) (OR YOUR VOTING BY OTHER AVAILABLE MEANS) MAY SAVE THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS. IF YOU WISH TO ATTEND
      THE SPECIAL MEETING AND VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU
                          WILL STILL BE ABLE TO DO SO.

                                 PROXY STATEMENT
                                December 21, 2001

           WEISS TREASURY ONLY MONEY MARKET FUND ("Money Market Fund")
             WEISS MILLENNIUM OPPORTUNITY FUND ("Opportunity Fund")

                            Each a Separate Series of
                          THE WEISS FUND (the "Trust")

                            Toll Free: (800) 289-8100
                                 4176 Burns Road
                        Palm Beach Gardens, Florida 33410

------------------------------------------------------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                         To be Held on January 29, 2002

------------------------------------------------------------------------------

Introduction

         This proxy statement is being furnished to shareholders of Money Market Fund and Opportunity Fund (each a "Fund" and, collectively, the "Funds") in connection with three proposals (each a "Proposal" and, collectively, the "Proposals"). In accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Board of Trustees of the Trust (the "Board") is soliciting your vote for a special meeting of shareholders of each Fund (the "Special Meeting") to be held at 9:30 a.m. Eastern time, on January 29, 2002, at the Embassy Suites PGA, 4380 PGA Blvd., Palm Beach Gardens, Florida 33410. Proposal 1 proposes the election of Trustees. Proposal 2 proposes the approval of an amendment to the Investment Management Agreement between the Trust, on behalf of Money Market Fund, and Weiss Money Management, Inc. ("Weiss"), the Funds' investment adviser. Proposal 3 proposes the approval of a Subadvisory Agreement between Weiss and Delray Financial Corporation ("Delray").

What's new with the Weiss Funds?

         The Funds and Weiss have undergone organizational changes that have implications for the way the Funds are managed. John N. Breazeale, the portfolio manager for the Funds, recently resigned from his position at Weiss in order to form his own investment management firm, Delray. The Board has determined that retaining Delray as subadviser to the Funds is in the best interests of the Funds and their shareholders. Accordingly, the Board is asking shareholders to approve a Subadvisory Agreement between Weiss and Delray, thereby allowing the Funds to continue to receive the benefit of Mr. Breazeale's investment advice. Weiss would remain the Funds' investment manager, providing compliance monitoring and oversight in light of the Funds' obligations under the 1940 Act and other federal, state and local laws, providing reports to the Board, and implementing the execution of transactions recommended by Delray in the exercise of Weiss' independent judgment regarding the appropriateness of Delray's investment recommendations for each Fund in accordance with its investment objectives, policies and restrictions.

         Mr.   Breazeale  also  resigned  from  the  Board,  and  following  his resignation, the Board appointed a new Trustee to fill the vacancy. The Board is soliciting the election of the full five member slate of Board members.

         Notwithstanding these changes, the Funds and their shareholders will receive the same services as they currently enjoy. As you read this proxy statement, please keep in mind the following:

         Management of your Fund will not change significantly. These proposals will not result in a significant change in the actual management of your Fund. Delray will become the Funds' subadviser and Mr. Breazeale will continue to have responsibility for making portfolio recommendations for the Funds, while Weiss will continue to have responsibility for the day-to-day management of the Funds and the implementation of investment advice according to the objectives and policies of each Fund.

         The objectives and policies of your Fund will not change. Your Fund's investment objectives and policies will remain the same.

         The advisory fees paid by your Fund will not increase.

Which Proposals apply to my Fund?

         The following table identifies each Proposal to be presented at the Special Meeting and the Funds whose shareholders the Board is soliciting with respect to that Proposal:

           Proposal                                    Affected Funds

1.  To elect members of the Board.                  Money Market Fund and
                                                       Opportunity Fund

2.  To approve an amended and restated              Money Market Fund only
    Investment Management Agreement between
    the Trust, on  behalf of Money Market
    Fund, and Weiss.

3.  To approve a Subadvisory Agreement between      Money Market Fund and
    Weiss and Delray.                                  Opportunity Fund

Who is asking for my vote?

         The Board is sending this proxy statement and the enclosed proxy ballot(s) to all shareholders of the Funds. The Board is soliciting your proxy to vote at the Special Meeting.

Why did you send me this booklet?

         This proxy statement provides you with information you should review before voting on the matters listed above and in the Notice of Special Meeting for the Funds. You are receiving these proxy materials - a booklet that includes the proxy statement and one proxy ballot for each Fund you own - because you have the right to vote on important proposals concerning your investment in the Fund.

When and where will the Special Meeting be held?

         The Special Meeting will be held at the Embassy Suites PGA, 4380 PGA Blvd., Palm Beach Gardens, Florida 33410, on January 29, 2002, at 9:30 a.m., Eastern time, and, if the Special Meeting is postponed or adjourned, at any postponement or adjournment of that Meeting. If you expect to attend the Special Meeting in person, please notify the Funds by calling 1-800-289-8100.

Who is eligible to vote?

         The Board is sending this proxy statement, the attached Notice of Special Meeting and the enclosed proxy ballot(s) on or about December 21, 2001 to all shareholders of record who are eligible to vote. Shareholders who owned shares in any Fund at the close of business on December 6, 2001 ("Record Date") are eligible to vote. Appendix 1 sets forth the number of shares of each Fund issued and outstanding as of the Record Date. To the best of the Trust's knowledge, as of December 6, 2001, no person owned beneficially more than 5% of any class of any Fund, except as set forth in Appendix 2. The word "you" is used in this proxy statement to refer to the person or entity who owns the Fund shares and who, therefore, has voting rights in connection with the shares. For pension plans, this usually means the trustees for the plan.

Who votes on each Proposal?

         Shareholders of both Funds will vote as a group on Proposal 1 (i.e., a Trust-wide vote). Shareholders of Money Market Fund only will vote on Proposal 2, and shareholders of each Fund will vote separately on Proposal 3 (i.e., Fund-wide votes).

How do I vote?

         In addition to solicitation by mail, certain officers and representatives of the Trust, officers and employees of Weiss or its affiliates and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

         AlamoDirect, Inc. ("Solicitor") has been engaged to assist in the solicitation of proxies, at an estimated cost of $7,000. As the date of the Special Meeting approaches, certain Fund shareholders may receive a telephone call from a representative of the Solicitor if their votes have not yet been received. Authorization to permit the Solicitor to execute proxies may be obtained by telephonic instructions from shareholders of a Fund. Proxies that are obtained telephonically, electronically or via facsimile will be recorded in accordance with certain procedures, as explained further in the "General Information" section of this proxy statement. The Board believes that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

Can I revoke my proxy after I vote it?

         Any shareholder giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the Trust at the address shown at the beginning of this proxy statement) or in person at the Special Meeting, by executing a superseding proxy ballot or by submitting a notice of revocation to the Trust.

Who pays for this proxy solicitation?

         Weiss will pay for the costs associated with the Special Meeting and the preparation and solicitation of proxies.

How can I obtain more information about the Funds?

         Copies of each Fund's Annual Report for the fiscal year ended December 31, 2000, and its Semi-Annual Report for the period ended June 30, 2001, have previously been mailed to shareholders. This proxy statement should be read in conjunction with the Annual and Semi-Annual Reports. You can obtain copies of those Reports, without charge, by writing to Weiss Money Management, Inc., 4176 Burns Road, Palm Beach Gardens, Florida 33410, or by calling 1-800-289-8100.

How does the Board recommend that I vote?

         The Board recommends that shareholders vote FOR each of the Proposals described in this proxy statement.

                                   PROPOSAL 1
                              ELECTION OF TRUSTEES

What is the Proposal?

         At the Special Meeting, shareholders will be asked to elect five individuals nominated by the Board ("Nominees") to constitute the Board. Information about each Nominee is set forth below. All of the Nominees are currently Trustees of the Trust and each has consented to continue to serve as a Trustee if re-elected by shareholders.

Who are the Nominees?

          For election of Trustees at the Special Meeting, the Board has nominated Martin D. Weiss, Esther S. Gordon, Robert Z. Lehrer, Donald Wilk and Clara A. Maxcy.

         The proxies will vote for the election of each of these Nominees unless you withhold authority to vote for any or all of them in the proxy. If any or all of the Nominees should become unavailable for election due to events not now known or anticipated, the persons named as proxies will vote for such other nominee or nominees as the current Trustees may recommend, or the Board may reduce the number of Trustees in accordance with the terms of the Declaration of Trust.

         No Nominee is a party adverse to the Trust or any of its affiliates in any material pending legal proceedings, nor does any Nominee have an interest materially adverse to the Trust. Except as disclosed in the tables below, no Nominee serves as a member of any other board of trustees or directors.

         The following table sets forth information concerning the Nominees who are not "interested persons" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act:


Name, Address and Age              Position(s) with the    Length of Time Served    Principal Occupation(s) During Past
                                           Trust                                                   5 Years

Esther S. Gordon, 59                    Trustee             Since November 30,      President, Esther's Natural, Inc.
4176 Burns Road                                             1995                    (November 1999 - present) (vitamin
Palm Beach Gardens, FL  33410                                                       and supplements distributor); Office
                                                                                    Manager, Nutrition S'Mart (February
                                                                                    2001 - present)(natural food market).

Robert Z. Lehrer, 67                    Trustee             Since November 30,      President, Wyndmoor Sales Co. Inc.
P.O. Box 1679                                               1995                    (1985 - present) (textiles).
107 Commodore Drive
Jupiter, FL  33468

Donald Wilk, 63                         Trustee             Since November 30,      President,  Donald Wilk  Corporation
6044 Petaluma Drive                                         1995                    (1990 - present)  (computer sales
Boca Raton, FL 33433                                                                and credit card processing).


         The following table sets forth information concerning the officers, and the Nominees who are interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act:



Name, Address and Age               Position(s) with the    Length of Time Served    Principal Occupation(s) During Past
                                            Trust                                                  5 Years

Martin D. Weiss, 54                President and Trustee*   Trustee since           Editor of "Safe Money Report";
4176 Burns Road                                             November 30, 1995,      President and Director, Weiss Group,
Palm Beach Gardens, FL 33410                                President since         Inc. (1971 - present); Sole
                                                            November 19, 2001       Director, Weiss (November 1980 -
                                                                                    present).

Clara A. Maxcy, 43                 Vice President,          Secretary since         Vice President, Weiss (February 2001
4176 Burns Road                    Secretary and Trustee*   February 11, 2000,      - present).  Operations Manager,
Palm Beach Gardens, FL 33410                                Vice President and      Compliance Administrator and
                                                            Trustee since           Corporate Secretary, Weiss (August
                                                            November 19, 2001       1996 - February 2001);
                                                                                    Financial/Operations Principal,
                                                                                    Weiss Funds, Inc. (principal
                                                                                    underwriter of the Funds) (January
                                                                                    1996 - present); President, Weiss
                                                                                    Funds, Inc. (November 2001 -
                                                                                    present); Operations
                                                                                    Manager/Research Assistant, Weiss
                                                                                    Research, Inc. (November 1993 -
                                                                                    August 1996).

J. Barry Clause, 37                Treasurer                July 27, 2000           Vice President and Director of
103 Bellevue Parkway                                                                Accounting, PFPC Inc. (2000 -
Wilmington, DE  19809                                                               present); Assistant Vice President
                                                                                    and Accounting Manager, PFPC Inc.
                                                                                    (1992-2000).


*Dr. Weiss and Ms. Maxcy are deemed to be "interested persons" of the Trust by virtue of their employment by Weiss. Trustees who are not "interested persons" are referred to herein as "Independent Trustees."

Do the Nominees own shares of the Funds?

         Appendix 3 sets forth the dollar range of shares of each class of each Fund held directly or indirectly by the Nominees. To the best of the Trust's knowledge, as of December 6, 2001 the Nominees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of each Fund. There have been no purchases or sales of any securities of Weiss or any subsidiary thereof by any Nominee since the beginning of the most recently completed fiscal year.

Why are Trustees being elected at the present time?

         The Trustees have determined that a Board consisting of five members, three of whom are Independent Trustees, has been an effective size in overseeing the Funds. Therefore, the Trustees nominated to the Board all of the individuals who currently serve as trustees of the Trust.

         In connection with his resignation from Weiss, John N. Breazeale resigned from the Board effective October 3, 2001. Four of the current Trustees were elected to the Board by the sole shareholder of the Trust at the Trust's inception. Under the 1940 Act, the Board may fill vacancies or appoint new trustees if, immediately thereafter, at least two-thirds of the directors have been elected by shareholders. Accordingly, the Board filled the vacancy created by Mr. Breazeale's resignation by appointing an additional Trustee without a shareholder election. After such appointment, 80% of the Board has been elected by shareholders. However, if one more of the Trustees elected by shareholders should later vacate the Board, this would necessitate that the Funds undergo the expense of a separate proxy statement to elect new Board members in order to retain a full slate of five Trustees. Because of this risk, the Board has determined that it is in the best interests of the Funds and their shareholders to include a proposal to elect all five members of the Board in this proxy statement. The Board met to discuss Board candidates and, after due consideration, recommend to shareholders the Nominees indicated above. In making such recommendation, the Board took into consideration the knowledge, background, and experience of the Nominees with the Funds.

         The compensation arrangements for the Trust have not been changed by the Board, so if shareholders elect the Nominees, their compensation as Trustees would be the same as that currently in effect, as discussed later in this proxy statement. If these measures are approved by shareholders, the newly constituted Board may choose to consider whether the compensation of the Trustees should be changed.

How long can Trustees serve on the Board?

         Trustees generally hold office until their successors are elected and qualified. A Trustee may resign or may be removed by a vote of two-thirds of the Trustees or by two-thirds of the holders of the outstanding shares of the Trust at any time.

Are there any Committees of the Board?

          The Board has an Audit Committee, an Executive Committee and a Valuation Committee.

          The function of the Audit Committee is to assist the Board in fulfilling its responsibilities to shareholders of the Funds relating to accounting and reporting, internal controls and the adequacy of auditing relative thereto. The Audit Committee currently consists of the Independent Trustees, who are Esther S. Gordon, Robert Z. Lehrer and Donald Wilk. Mr. Wilk serves as Chairman of the Committee. During the last year, the Audit Committee held two meetings.

         The function of the Executive Committee is to enable the Board to take action if necessary in the absence of the full Board. The Executive Committee currently consists of Martin D. Weiss and Clara A. Maxcy. During the last year, the Executive Committee held no meetings.

         The function of the Valuation Committee is to consider the valuation of securities which may be difficult to price, although pricing difficulties are infrequent given the nature of the Funds' portfolio securities. The Valuation Committee currently consists of Martin D. Weiss and Clara A. Maxcy. During the last year, the Valuation Committee held no meetings.

How often does the Board meet?

         The Board currently conducts regular meetings four times a year. The Audit Committee currently meets two times per year. In addition, the Board or the Committees may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. During 2000, the Board held four meetings, and the Audit Committee held two meetings, including regularly scheduled meetings and special meetings, whether in person or by telephone. The Executive and Valuation Committees held no meetings in 2000. All of the Independent Trustees attended all of the Board and Audit Committee meetings in 2000. Mr. Breazeale attended all of the Board meetings in 2000. Mr. Weiss attended fewer than 75% of the Board meetings in 2000.

What are the Trustees paid for their services?

         Each Independent Trustee receives an annual fee of $1,500, $500 for each Board meeting attended, $250 for each Audit Committee or other meeting attended, plus reimbursement for out-of-pocket expenses for serving in that capacity. Unless changed by the Board, the Trustees will continue to be compensated under the arrangements that are currently in place. None of the Trustees currently is entitled to receive pension or retirement benefits. Weiss pays the compensation and certain expenses of their personnel who serve as Trustees of the Trust, and receives management fees for its services. The Trustees who are employees of Weiss participate in the fees paid to Weiss, and the Trust makes no direct payments to them.

         The following table sets forth information regarding the compensation paid from the Trust to the Independent Trustees during 2000 for service on the
Board:



                                            Pension or
                                            Retirement                                  Total Compensation
                         Aggregate          Benefits Accrued     Estimated Annual       from Trust and
                         Compensation       as Part of Trust     Benefits Upon          Fund Complex
Name (Position)          from Trust         Expenses             Retirement             Paid  to Trustee
---------------          ----------         --------             ---------              ----------------

Esther S. Gordon         $3,500             None                 None                   $3,500
(Trustee)

Robert Z. Lehrer         $3,500             None                 None                   $3,500
(Trustee)

Donald Wilk              $3,500             None                 None                   $3,500
(Trustee)



What are officers paid for their services?

         The Trust does not pay its officers for the services they provide to the Trust. Instead, the officers, who are also officers or employees of Weiss or PFPC Inc., the administrator to the Funds ("PFPC"), are compensated by Weiss or PFPC. The Trust's officers are appointed by the Board and hold office until they resign, are removed or are otherwise disqualified to serve.

What is the vote required?

         The affirmative vote of a plurality of the shares of the Trust voting at the Special Meeting, in person or by proxy, is required to approve the election of each Nominee to the Board.

What is the Board's recommendation on Proposal 1?

         The Board recommends that shareholders VOTE FOR the election of each of the Nominees.

                                   PROPOSAL 2
               APPROVAL OF AMENDED INVESTMENT MANAGEMENT AGREEMENT
                      (Money Market Fund Shareholders Only)

What is the Proposal?

         On November 19, 2001 the full Board, including all of the Independent Trustees, voted to approve an amended and restated Investment Management Agreement between the Trust, on behalf of Money Market Fund, and Weiss (the "amended management agreement"), subject to the approval of shareholders. A form of the proposed amended management agreement is included as Exhibit A. The following discussion of the amended management agreement is qualified in its entirety by reference to the agreement set forth in Exhibit A.

         If approved by shareholders, the amended management agreement would, unless terminated early, continue from year to year thereafter, provided that each such continuance is approved annually (i) by the Board, or by the vote of a majority of the outstanding voting securities of Money Market Fund, and (ii) by a majority of the Independent Trustees who are not parties to the amended management agreement.

What are the new terms of the amended management agreement?

         The terms of the amended management agreement are related to the advisory services to be provided to Money Market Fund and are substantially similar in all material respects to the terms of the current management agreement, except that a provision is being added to that agreement to allow Money Market Fund to utilize the services of a subadviser. This amendment to the current agreement will permit Weiss to hire Delray to act as subadviser to Money Market Fund, subject to shareholder approval of the arrangement (described below in Proposal 3).

         Like the current agreement, the amended management agreement provides that Weiss is not subject to liability to Money Market Fund for any act or omission in the course of, or connected with, rendering services under the agreement, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the agreement. In addition, the amended management agreement provides that Weiss would not be subject to liability to Money Market Fund for any act or omission in the course of, or in connection with, a subadviser's rendering services under a subadvisory agreement, except by reason of Weiss' willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under the agreement.

         The amended management agreement may be terminated by Money Market Fund without penalty on 60 days' notice by the Board or by a vote of the shareholders of a majority of the Fund's outstanding shares, or on 60 days' notice by Weiss. The amended management agreement would terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

What is the effective date for the amended management agreement?

         Money Market Fund commenced operations on June 28, 1996. The current management agreement is dated January 16, 1996 and was last approved by the Board on November 19, 2001, and the Fund's sole initial shareholder on November 30, 1995 so that Money Market Fund could commence operations. The anticipated effective date for the amended management agreement is January 29, 2002.

Will the investment advisory fees increase?

         No. There will be no change in the advisory fees to be paid by Money Market Fund. If Money Market Fund's shareholders approve the subadvisory arrangement with Delray, Weiss will pay a portion of its fees received from Money Market Fund to Delray for its services to the Fund. Under the current and amended management agreements, the Fund pays Weiss a monthly fee at the annual rate of 0.50% of the Fund's average net assets.

         For the most recent fiscal year ended December 31, 2000, Weiss received advisory fees of $111,041 from the Fund after waiving fees of $464,086 in order to maintain total Fund operating expenses at 0.50% of the Fund's average net assets. Weiss does not act as investment adviser to any other investment companies with investment objectives similar to those of the Fund.

Will there be expense limitations imposed on the Fund?

         Yes. Weiss has contractually agreed to limit the total operating expenses of the Fund (excluding interest, taxes, brokerage commissions, litigation, indemnification, and extraordinary expenses) to an annual rate of 0.60% of the Fund's average net assets, which lowers the Fund's expenses and increases its yield. This contractual expense limitation is currently in effect through April 30, 2002 and may be terminated or revised each year, at which point the Fund's expenses may increase and its yield may be reduced.

Who is Weiss?

         Weiss is registered as an investment adviser with the Securities and Exchange Commission ("SEC"). The firm manages mutual funds and private and institutional accounts. It has its principal offices at 4176 Burns Road, Palm Beach Gardens, Florida 33410. As of November 30, 2001, Weiss manages over $275 million in assets. Weiss is a wholly-owned subsidiary of Weiss Group, Inc., also located at 4176 Burns Road, Palm Beach Gardens, Florida 33410. Appendix 4 contains a list of the principal executive officers and the sole director of Weiss and identifies those individuals who are officers and/or Trustees of the Trust that are also officers and/or the sole director of Weiss. Martin D. Weiss is the sole director and majority shareholder of Weiss Group, Inc. The Radcliffe Family Investment Co. Limited, 4176 Burns Road, Palm Beach Gardens, Florida 33410, owns 10% of Weiss Group, Inc.

What factors did the Board consider?

         In approving the amended management agreement, the Board considered a number of factors, including: (1) Weiss' experience in overseeing a subadviser for Opportunity Fund; (2) the benefits to the Fund and its shareholders that would arise from retaining the Fund's former portfolio manager to provide subadvisory services to the Fund; (3) the performance of the Fund; (4) the fact that the advisory fees will not increase; (5) the commonality of terms of the amended management agreement and the current agreement; and (6) the fairness of the compensation payable to Weiss under the amended management agreement in light of the services provided.

         Based upon their review, the Board has determined that the amended management agreement is in the best interests of Money Market Fund and its shareholders. Accordingly, after consideration of the factors described above, and such other factors and information it considered relevant, the Board, including the unanimous vote of the Independent Trustees, approved the amended management agreement and recommended that Money Market Fund's shareholders vote in favor of the amended management agreement.

What is the required vote?

         Approval of the amended management agreement requires the affirmative vote of a majority of the outstanding voting securities of Money Market Fund, which, for this purpose, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at the meeting, if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy.

What is the Board's recommendation on Proposal 2?

         The Board recommends that you VOTE FOR this Proposal. Should the amended management agreement not be approved by shareholders, or if the proposed subadvisory agreement in Proposal 3 is not approved by shareholders, Weiss may continue to serve as the investment adviser under the current agreement until such time as the Trustees determine an appropriate course of action.

                                   PROPOSAL 3
                        APPROVAL OF SUBADVISORY AGREEMENT

What is the Proposal?

         John N. Breazeale, the portfolio manager for the Funds, recently resigned from his position at Weiss in order to form his own investment management firm, Delray. The Board has determined that retaining Delray as subadviser to the Funds is in the best interests of the Funds and their shareholders. Accordingly, the Board is asking shareholders to approve a Subadvisory Agreement between Weiss and Delray, thereby allowing the Funds to continue to receive the benefit of Mr. Breazeale's investment advice. Weiss would remain the Funds' investment manager, providing compliance monitoring and oversight in light of the Funds' obligations under the 1940 Act and other federal, state and local laws, providing reports to the Board, and implementing the execution of transactions recommended by Delray in the exercise of Weiss' independent judgment regarding the appropriateness of Delray's investment recommendations for each Fund in accordance with its investment objectives, policies and restrictions.

         The Board has approved the engagement of Delray as subadviser to each of the Funds. Accordingly, on November 19, 2001, the Board approved a Subadvisory Agreement between Weiss and Delray for the Funds (the "Proposed Subadvisory Agreement"). Under the Proposed Subadvisory Agreement, Weiss would have overall responsibility for the management of the Funds. As the subadviser, Delray would make portfolio recommendations to Weiss for the Funds, and Weiss would implement those recommendations based on the exercise of its independent judgment. A form of the Proposed Subadvisory Agreement is included as Exhibit B. The following discussion of the Proposed Subadvisory Agreement is qualified in its entirety by reference to the agreement set forth in Exhibit B.

         If approved by shareholders, the Proposed Subadvisory Agreement will remain in effect for two years from the date it takes effect unless terminated early, and will continue from year to year thereafter with respect to a Fund, provided that each such continuance is approved annually (i) by the Board, or by the vote of a majority of the outstanding voting securities of the applicable Fund, and in either case, (ii) by a majority of the Independent Trustees who are also not parties to the Proposed Subadvisory Agreement.

What are the terms of the Proposed Subadvisory Agreement?

         Under the Proposed Subadvisory Agreement, Delray would act as subadviser to the Funds. In this capacity, Delray, subject to the supervision of the Board and Weiss, would render continuous investment advice to Weiss as to the investment of each Fund's assets.

         Pursuant to the Proposed Subadvisory Agreement, Delray is paid a specified fee by Weiss. This fee is not paid directly by the Funds, so the adviser/subadviser arrangement would not increase the cost of advisory services to the Funds. The Proposed Subadvisory Agreement provides that Delray will not be liable for any act or omission related to any services provided except by reason of willful misfeasance, bad faith or gross negligence in the performance of those duties, or by reason of reckless disregard of its obligations and duties under the Proposed Subadvisory Agreement. The Proposed Subadvisory Agreement can be terminated with respect to a Fund by either party on 60 days' notice, and by the Fund or by vote of the Fund's shareholders on 60 days' notice.

Who is Delray?

         Delray is a Delaware corporation registered as an investment adviser with the SEC. It has its principal offices at 10356 St. Andrews Road, Boynton Beach, Florida 33436. John N. Breazeale, 10356 St. Andrews Road, Boynton Beach, Florida 33436, is the sole owner, principal executive officer and sole director of Delray. Mr. Breazeale is the former portfolio manager for both of the Funds, and is currently acting as a consultant to Weiss. There are no individuals who serve as officers and/or trustees of the Trust that are also officers and/or directors of Delray. Delray does not act as investment adviser to any other investment company.

What are the proposed subadvisory fees?

         As compensation for its services as investment adviser, Money Market Fund pays Weiss a monthly advisory fee as set forth under Proposal 2, and Opportunity Fund pays Weiss a monthly advisory fee at the annual rate of 1.50% of Opportunity Fund's average net assets. Weiss would pay Delray a quarterly subadvisory fee at the rate of 10% of all fees payable during that period by each Fund to Weiss, net of any fee waivers or expense reimbursements. The investment subadvisory fee would be paid by Weiss, not the Funds.

         Consistent with its obligation to seek best execution of Fund securities transactions, Weiss from time to time directs brokerage transactions to broker-dealers who provide research and execution products and services ("soft dollar benefits") to Weiss. Pursuant to the Proposed Subadvisory
Agreement, Weiss will make available certain of such soft dollar benefits to Delray to assist Delray in its provision of services to the Funds.

What factors did the Board consider?

         In considering whether to recommend that the Proposed Subadvisory Agreement be approved by shareholders, the Board considered, among other things, that the Proposed Subadvisory Agreement would allow Mr. Breazeale, through Delray, to continue to provide investment advisory services to the Funds. The Board also considered the nature and quality of the portfolio management services that had been rendered by Mr. Breazeale and, in particular, Mr. Breazeale's qualifications as the previous portfolio manager for the Funds and information related to Mr. Breazeale's past record of performance with the
Funds. In addition, the Board considered the importance of maintaining continuity of advisory services from Mr. Breazeale, through Delray. The Board also noted that the overall advisory fees would remain the same and that the advisory services to be provided by Delray under the Proposed Subadvisory Agreement would be substantially the same as the advisory services previously provided by Mr. Breazeale as portfolio manager for the Funds, although Weiss would retain ultimate discretion concerning whether to implement Mr. Breazeale's recommendations.

What is the required vote?

         Approval of the Proposed Subadvisory Agreement with respect to a Fund will require the affirmative vote of a "majority of the outstanding voting securities" of that Fund, which, for this purpose, means the affirmative vote of the lesser of (1) more than 50% of the Fund's outstanding shares, or (2) 67% or more of the Fund's shares present at the meeting, if more than 50% of the Fund's outstanding shares are represented at the meeting in person or by proxy.

What is the Board's recommendation on Proposal 3?

         The Board recommends that you VOTE FOR the approval of the Proposed Subadvisory Agreement between Weiss and Delray. If the Proposed Subadvisory Agreement is not approved, the Trustees will determine what action, if any, should be taken. The Trustees may consider proposing a different subadviser, or having no subadviser.

                               GENERAL INFORMATION

Who is the distributor and administrator of the Funds?

          Weiss Funds, Inc., located at 4176 Burns Road, Palm Beach Gardens, Florida 33410, serves as the distributor of the Funds. PFPC, located at 103 Bellevue Parkway, Wilmington, Delaware 19809, serves as the administrator to the Funds.

What are the voting procedures?

         In all cases where a telephonic proxy is solicited, the Solicitor representative is required to ask for each shareholder's full name and address, or the last four digits of the shareholder's social security or employer identification number, or both, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the Solicitor is required to ask for the person's title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to the Solicitor, then the Solicitor representative has the responsibility to explain the process, read the Proposals on the proxy ballot(s), and ask for the shareholder's instructions on the Proposals. Although the Solicitor representative is permitted to answer questions about the process, he or she is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the proxy statement. The Solicitor will record the shareholder's instructions on the ballot. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call the Solicitor immediately if his or her instructions are not correctly reflected in the confirmation.

         In addition to returning the enclosed proxy ballot(s) by mail, shareholders may provide their voting instructions through telephone touch-tone voting at 1-800-597-7836 or Internet voting at https://vote.proxy-direct.com. These options require shareholders to input a control number which is located on each proxy ballot. After inputting this number, shareholders will be prompted to provide their voting instructions on the Proposals. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link.

         Shareholders may also provide their voting instructions via facsimile. The number to submit the proxy ballot(s) via facsimile is 1-888-796-9932. Please be sure to fax both sides of the proxy ballot(s). If the side of the proxy ballot on which you mark your votes is not faxed, your shares will be voted on each Proposal as recommended by the Board.

          If a shareholder wishes to participate in the Special Meeting, but does not wish to give a proxy by telephone, facsimile or electronically, the shareholder may still submit the proxy ballot(s) originally sent with the proxy statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy ballot(s), they may contact the Solicitor toll-free at 1-800-606-0479. As explained above, any proxy given by a shareholder is revocable until voted at the Special Meeting.

What happens to my proxy once I vote it?

         The Board has named Martin D. Weiss and Clara A. Maxcy as proxies. If you followed the instructions when you voted, your shares will be voted as you have directed. If you submitted your proxy but did not vote on any Proposal, your shares will be voted on that Proposal as recommended by the Board.

What if a Proposal that is not in the proxy statement comes up at the Special Meeting?

         If any other matter is properly presented, the individuals named as proxies will vote in accordance with their best judgment. At the time this proxy statement was printed, the Board knew of no matter that needed to be acted on at the Special Meeting other than those discussed in this proxy statement.

I want to attend the Special Meeting and vote in person. How do I do this?

         If you attend the Special Meeting and wish to vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on the record date and authorizing you to vote.

What are my voting rights and the quorum requirements?

         As of the Record Date, Money Market Fund offered one class of shares to the public, and Opportunity Fund offered two classes of shares, Class A and Class S shares. Each class of shares has the same rights, privileges and preferences, except with respect to: (a) the effect of sales charges, if any;
(b) the different distribution and/or service fees, if any, borne by each class;
(c) the expenses allocable exclusively to each class; (d) voting rights on matters exclusively affecting a single class; and (e) the exchange privilege of each class. Appendix 1 sets forth the number of shares of each class of each Fund issued and outstanding as of the Record Date. Shareholders of Opportunity Fund will vote on each applicable Proposal as a single class regardless of the class of shares they own.

         The presence in person or by proxy of a Fund's shareholders entitled to cast a majority in number of votes is necessary to constitute a quorum for the transaction of business. In the event that a quorum of shareholders is not represented at the Special Meeting with respect to one or both Funds, the Meeting may be adjourned by a majority of the shares of the Trust (for a Trust-wide vote) or applicable Fund (for a Fund-wide vote) present in person or by proxy until a quorum exists. If there are insufficient votes to approve a Proposal, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit additional time for the solicitation of proxies, in accordance with applicable law. Adjourned meetings must be held within a reasonable time after the date originally set for the meeting (but not more than 120 days after the record date). Solicitation of votes may continue to be made without any obligation to provide any additional notice of the adjournment. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote against any such adjournment those proxies to be voted against the Proposal.

         For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted in favor of the Proposal. Broker non-votes are proxy ballots received by a Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly. Abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, Proposal 1, and will have the effect of a "no" vote on Proposals 2 and 3.

         The Funds expect that, before the Special Meeting, broker-dealer firms holding shares of the Funds in "street name" for their customers will request voting instructions from their customers and beneficial owners. If these instructions are not received by the date specified in the broker-dealer firms' proxy solicitation materials, the Funds understand that the broker-dealers that are members of the New York Stock Exchange may vote on the items to be considered at the Special Meeting on behalf of their customers and beneficial owners under rules of the New York Stock Exchange.

         The number of shares that you may vote is the total of the number shown on the proxy ballot(s) accompanying this proxy statement. Shareholders are entitled to one vote for each full share and a proportionate vote for each fractional share held.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY BALLOT(S) (OR TAKE ADVANTAGE OF AVAILABLE ELECTRONIC OR TELEPHONIC VOTING PROCEDURES) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board,

/s/ Clara A. Maxcy
----------------------------
Clara A. Maxcy
Vice President and Secretary

                                   Appendix 1

      Number of Shares Outstanding as of the Record Date, December 6, 2001




                                                               Total Shares
Fund                     Class A                Class S        Outstanding
----                     -------                -------        -----------

Opportunity Fund         1,017,747.274          15,343.616     1,033,090.840


                         Total Shares
Fund                     Outstanding
----                     -----------

Money Market Fund        138,216,805.140

                                   Appendix 2

                   Beneficial Owners of More than 5% of a Fund
                             As of December 6, 2001


                                                                                                 Amount and Nature
                                                                                                 of Beneficial        Percent
Fund Name and Class                         Name and Address of Beneficial Owner                 Ownership*           of Class
-------------------                         ------------------------------------                 ---------            --------

Opportunity Fund - Class A                  None                                                 N/A                  N/A

Opportunity Fund - Class S                  George E. Campsen Jr., 9 19th Ave., Isle of Palms,   1,925.444            12.55%
                                            South Carolina 29451

Opportunity Fund - Class S                  Roaul E. Somers TTEE, Roaul E. Somers Rev. Living    1,025.641            6.68%
                                            TR, UA 8/4/94, 700 Pebble Creek Dr., Warrenton,
                                            Missouri 63383

Opportunity Fund - Class S                  Mira L. Kozel, Danielle Kozel, 1150 Scottsville      978.474              6.38%
                                            Rd., Rochester, New York 14624

Opportunity Fund - Class S                  Jeff C. Whittington, 721 Seaboard St., Ste. 3,       978.474              6.38%
                                            Myrtle Beach, South Carolina 29577

Opportunity Fund - Class S                  James Donald Carmichael TTEE, Doncar Defined         978.474              6.38%
                                            Benefit, PSP Rolloversub Account, 833 St.
                                            Vincent's Dr., Ste. 500 Birmingham, Alabama 35205

Opportunity Fund - Class S                  Henry H. Brooks, Jr., Kay B. Brooks, P.O. Box 118,   978.474              6.38%
                                            Dripping Springs, Texas 78620

Opportunity Fund - Class S                  John R. Weir TTEE, Joyce M. Weir TTEE, Weir Family   978.474              6.38%
                                            Trust, 621 Woodbridge St., San Luis Obispo,
                                            California 93401

Opportunity Fund - Class S                  Ercell L. Miller, Virginia S. Miller, 5420 N.        978.474              6.38%
                                            Ocean Dr., Apt. 2403, Singer Island, Florida 33404
Opportunity Fund - Class S                  Douglas R. Townsend, 19 Richard Rd., Rye, New        2,606.791            16.99%
                                            Hampshire 03870

Opportunity Fund - Class S                  FMT Co. Cust. IRA Rollover, FBO Burton Kozel, 1150   978.474              6.38%
                                            Scottsville Rd., Rochester, New York 14624

Opportunity Fund - Class S                  FMT Co. Cust. IRA Rollover, FBO F. Allen Ledward,    978.474              6.38%
                                            480 Upper Larkspur Rd., Estes Park, Colorado 80517

Opportunity Fund - Class S                  FMT Co. Cust. IRA Rollover, FBO Raymond L. Moyer,    978.474              6.38%
                                            Jr., 7418 Atlantic Dr., Rowlett, Texas 75088

Opportunity Fund - Class S                  FMT Co., Cust. IRA Rollover, FBO Arthur S. Benton,   978.474              6.38%
                                            145 15th St. NE, Apt. 1206, Atlanta, Georgia
                                            30309-3569

Money Market Fund                           National Financial Services Corp. (for the           30,161,229.22        21.82%
                                            exclusive benefit of its customers),
                                            Attn: Mutual Funds Dept.
                                            1 World Financial Center
                                            200 Liberty Street, 5th Floor
                                            New York, New York 10281



*Each of these entities is the shareholder of record and may be deemed to be the beneficial owner of the shares listed for certain purposes under the securities laws, although in certain instances they may not have an economic interest in these shares and would, therefore, ordinarily disclaim any beneficial ownership therein.

                                   APPENDIX 3

                              Nominee Shareholdings
                             As of December 6, 2001

                        Dollar Range of      Dollar Range of   Aggregate Dollar
                       Equity Securities        Equity        Range in all Funds
                        in Money Market     Securities in      Overseen in the
                               Fund         Opportunity Fund  Weiss Fund Complex
Name of Nominee

Esther S. Gordon               None               None                None
Robert Z. Lehrer               None               None                None
Donald Wilk               $1 - $10,000            None            $1 - $10,000
Martin D. Weiss*               None               None                None
Clara A. Maxcy            $1 - $10,000            None            $1 - $10,000

* Mr. Weiss may be deemed to indirectly own shares of Money Market Fund. Mr. Weiss is the majority shareholder of Weiss, which owns between $50,001 - $100,000 worth of shares of Money Market Fund.

                                   APPENDIX 4

            Additional Information about Weiss Money Management, Inc.

         Weiss Money Management, Inc. ("Weiss"), a Florida corporation registered as an investment adviser with the Securities and Exchange Commission, serves as the investment adviser to The Weiss Fund (the "Trust"). Weiss is a wholly-owned subsidiary of Weiss Group, Inc. which is located at 4176 Burns Road, Palm Beach Gardens, Florida 33410.

               Principal Executive Officers and Directors of Weiss


Name                 Positions and Offices with     Other Principal
                     Investment Adviser             Position(s) Held

Martin D. Weiss*#    Director; Investment           President and Trustee,
                     Committee Member               The Weiss Fund (November
                                                    2001 - present); Editor
                                                    of "Safe Money Report";
                                                    President, Weiss Group,
                                                    Inc. (1971 - present).

Dana Nicholas*       President                      Vice President, Weiss
                                                    Group, Inc. (November 1994
                                                     - present).

Clara A. Maxcy*#     Vice President                 Vice President, Secretary
                                                    and Trustee, The Weiss Fund
                                                    (November 2001 - present);
                                                    President  and Financial/
                                                    Operations Principal,
                                                    Weiss   Funds, Inc.
                                                    (November 2001 - present).

*   4176 Burns Road, Palm Beach Gardens, Florida 33410
#   Common Officer and/or Trustee of the Trust and Weiss.

                                    EXHIBIT A


                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

          AGREEMENT made the 16th day of January, 1996, and amended and restated on the ___ day of ___________, 2002, between THE WEISS FUND, a Massachusetts business trust (the "Trust"), on behalf of the Weiss Treasury Only Money Market Fund, and Weiss Money Management Inc., a corporation organized under the laws of Florida (the "Adviser")

                              W I T N E S S E T H:

          WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Trust is authorized to issue shares of beneficial interest (hereafter referred to as "Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

          WHEREAS, the Trust has established and presently offers Shares of beneficial interest in a portfolio currently known as the Weiss Treasury Only Money Market Fund (the "Fund"); and

          WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust with respect to the Fund as indicated herein and the Adviser is willing to so render such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

I. Appointment of Adviser. The Trust hereby appoints the Adviser to act as investment adviser to the Trust and the Fund for the periods and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

II. Delivery of Documents. The Trust has delivered (or will deliver as soon as is possible) to the Adviser copies properly certified or authenticated of each of the following documents:

     A. Agreement and Declaration of Trust of the Trust dated as of August 10, 1995 (such Agreement and Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"), copies of which are also on file with the Secretary of the Commonwealth of Massachusetts;

     B. By-Laws of the Trust (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

     C. Certified resolutions of the Shareholder(s) and the Trustees of the Trust approving the terms of this Agreement;

     D. Custodian Agreement (including related fee schedule) dated January 15, 1996 between the Trust and PNC Bank (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Custodian Agreement");

     E. Prospectus and Statement of Additional Information of the Trust with respect to the Fund as currently in effect (such Prospectus and Statement of Additional Information, as currently in effect and as amended, supplemented and/or superseded from time to time, is herein called the "Prospectus"); and

     F. Registration Statement of the Trust under the Securities Act of 1933 (the "1933 Act"), and the 1940 Act on Form N-lA as filed with the Securities and Exchange Commission (the "Commission") on August 10, 1995, and as amended on Form N-lA (such Registration Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement").

The Trust agrees to promptly furnish the Adviser from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

III. Name of Trust or Fund. The Trust and the Fund may use any name derived from the name "Weiss Money Management Inc.", if the Trust elects to do so, only for so long as this Agreement, any other investment advisory or management agreement between the Adviser and the Trust or any extension, renewal or amendment hereof or thereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Adviser's business as investment adviser. At such time as such an agreement shall no longer be in effect, the Fund (to the extent the Trust has the legal power to cause it to be done) shall cease to use such a name or any other name indicating that it is advised or managed by or otherwise connected with the Adviser or any organization which shall have so succeeded to the Adviser's business.

IV. Duties of Adviser.

     A. Subject to the general supervision of the Trustees of the Trust, the Adviser shall manage the investment operations of the Fund and the composition of the Fund's assets, including the purchase, retention and disposition thereof. In this regard, the Adviser:

          1. shall provide supervision of the Fund's assets, furnish a continuous investment program for the Fund, determine from time to time what investments or securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash;

          2. shall place orders with broker-dealers, foreign currency dealers, futures commissions merchants or others pursuant to the Adviser's determinations in accordance with the Fund's policies as expressed in the Registration Statement; and

          3. may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as its other customers (including any other Fund or any other investment company or trust or advisory account for which the Adviser acts as adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers.

     B. The Adviser, in the performance of its duties hereunder, shall act in conformity with the Trust Agreement, By-Laws, Registration Statement and Prospectus and with the instructions and directions of the Trustees of the Trust, and will use its best efforts to conform to the requirements of the 1940 Act, the Investment Advisers Act of 1940 (to the extent applicable), the Internal Revenue Code of 1986, as amended, (the "Code") relating to regulated investment companies and all rules and regulations thereunder, the Insider Trading and Securities Fraud Enforcement Act of 1988 (to the extent applicable) and all other applicable federal and state laws, regulations and rulings, subject always to policies and instructions adopted by the Trust's Board of Trustees. In connection therewith, the Adviser shall use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder.

     C. The Adviser shall render to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request.

     D. The Adviser shall notify the Trust of any material change in the management of the Adviser within a reasonable time after such change.

     E. The Adviser shall immediately notify the Trust in the event that the Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Adviser further agrees to notify the Trust immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Trust's Registration Statement regarding the Trust, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

     F. The services of the Adviser hereunder are not deemed exclusive and the Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

V. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 5, the Adviser shall pay the compensation and expenses of all trustees, officers and executive employees of the Trust (including the Fund's share of payroll taxes) who are affiliated persons of the Adviser, and the Adviser shall make available, without expense to the Fund, the services of such of its directors, officers and employees as may duly be elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The Adviser shall provide at its expense the portfolio management services described in section 4 hereof, other than the cost (including taxes and brokerage commissions, if any) of securities purchased for the Fund.

     The Adviser shall not be required to pay any expenses of the Fund other than those specifically allocated to it in this section 5.

VI. Management Fee. For all services to be rendered, payments to be made and costs to be assumed by the Adviser as provided in sections 4 and 5 hereof, the Trust on behalf of the Fund shall pay the Adviser on the last day of each month the unpaid balance of a fee equal to 0.50% of the average daily net assets as defined below of the Fund for such month.

          The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-l under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of the Fund shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If the determination of net asset value does not take place for any particular day, then for the purposes of this section 6, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Fund's portfolio may be lawfully determined on that day. If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 6.

          The Adviser agrees that its gross compensation for any fiscal year shall not be greater than an amount which, when added to the other expenses of the Fund, shall cause the aggregate expenses of the Fund to equal the maximum expenses under the lowest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the Shares of the Fund may be qualified for offer and sale. Such calculation shall not take into account expenses which may be excluded as provided under applicable law. Except to the extent that such amount has been reflected in reduced payments to the Adviser, the Adviser shall refund to the Fund the amount of any payment received in excess of the limitation pursuant to this section 6 as promptly as practicable after the end of such fiscal year, provided that the Adviser shall not be required to pay the Fund an amount greater than the fee paid to it in respect of such year pursuant to this Agreement. As used in this section 6, "expenses" shall mean those expenses included in the applicable expense limitation having the broadest specifications thereof, and "expense limitation" means a limit on the maximum annual expenses which may be incurred by an investment company determined (i) by multiplying a fixed percentage by the average, or by multiplying more than one such percentage by different specified amounts of the average, of the values of an investment company's net assets for a fiscal year or (ii) by multiplying a fixed percentage by an investment company's net investment income for a fiscal year. The words "lowest applicable expense limitation" shall be construed to result in the largest reduction of the Adviser's compensation for any fiscal year of the Fund; provided, however, that nothing in this Agreement shall limit the Adviser's fees if not required by an applicable statute or regulation referred to above in this section 6.

          The Adviser may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of its services. The Adviser shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of the Fund's expenses, as if such waiver or limitation were fully set forth herein.

VII. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of the Fund, neither the Adviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. The Adviser or its agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for the Fund's account with brokers or dealers selected by the Adviser in accordance with Fund policies as expressed in the Registration Statement. If any occasion should arise in which the Adviser gives any advice to its clients concerning the Shares of the Fund, the Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

          The Adviser's services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Adviser may render investment advice, management and services to others. In acting under this Agreement, the Adviser shall be an independent contractor and not an agent of the Trust.

VIII. Limitation of Liability of Manager. As an inducement to the Adviser's undertaking to render services pursuant to this Agreement, the Trust agrees that the Adviser shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Trust, the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties hereunder. Any person, even though also employed by the Adviser, who may be or become an employee of and paid by the Fund shall be deemed when acting within the scope of his or her employment by the Fund, to be acting in such employment solely for the Fund and not as the Adviser's employee or agent.

IX. Duration and Termination of This Agreement. This Agreement shall remain in force until January 15, 1998, and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this agreement, cast in person at a meeting called for the purpose of voting on such approval and (b) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

          This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund or by the Trust's Board of Trustees on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment .

X. Retention of Sub-Advisers. Subject to the Fund's obtaining any initial and periodic approvals that are required under Section 15 of the 1940 Act, the Adviser may retain a sub-adviser or sub-advisers with respect to the Fund, at the Adviser's own cost and expense.

XI. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

XII. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

          This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause the Fund to fail to comply with the requirements of Subchapter M of the Code.

          This Agreement shall supersede all prior investment advisory or management agreements entered into between the Adviser and the Fund.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                                    THE WEISS FUND, ON BEHALF OF
                                                    WEISS TREASURY ONLY MONEY
                                                    MARKET FUND

Attest:

______________________                               By:      __________________
                                                     Title:   President


                                                     WEISS MONEY MANAGEMENT INC.


Attest:


_______________________                              By:      _________________
                                                              Title:   President

                                    EXHIBIT B


                              SUBADVISORY AGREEMENT


         AGREEMENT made as of the ___ day of _________, 2002, between WEISS MONEY MANAGEMENT, INC., 4176 Burns Road, Palm Beach Gardens, Florida 33410 (hereinafter called the "Manager"), and DELRAY FINANCIAL CORPORATION, 10356 St. Andrews Road, Boynton Beach, Florida 33436 (hereinafter called the "Subadviser").

         WHEREAS, The Weiss Fund (the "Trust") is a Massachusetts business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Manager has entered into Investment Advisory Agreement(s) (the "Advisory Agreement") with the Trust, pursuant to which the Manager acts as investment adviser to the portfolio assets of certain series of the Trust listed on Schedule A hereto, as amended from time to time (each a "Fund" and, collectively, the "Funds"); and

         WHEREAS, the Manager desires to utilize the services of the Subadviser as investment subadviser with respect to each Fund; and

         WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

XIII. Duties of the Subadviser. The Subadviser will serve the Manager as investment subadviser with respect to each Fund.

          A. As investment subadviser to the Funds, the Subadviser is hereby authorized and directed and hereby agrees, in accordance with the Subadviser's best judgment and subject to the stated investment objectives, policies and restrictions of the Funds as set forth in the current prospectuses and statements of additional information of the Trust (including amendments) and in accordance with the Trust's Declaration of Trust, as amended, and By-laws governing the offering of its shares (collectively, the "Trust Documents"), the 1940 Act and the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), relating to regulated investment companies, and subject to such resolutions as from time to time may be adopted by the Trust's Board of Trustees, to render continuous investment advice to the Manager as to the investment of the Funds' assets, provide supervision of the Funds' assets, and furnish a continuous investment program for the Funds, as may be most appropriate to the achievement of the investment objectives of the Funds as stated in the aforesaid prospectuses, and to provide research and analysis relative to the investment program and investments of the Funds and to monitor on a continuing basis the performance of the portfolio securities of the Funds. The Subadviser shall have no discretion regarding nor responsibility for the implementation or execution of transactions which it recommends to the Manager for any Fund, such discretion and responsibility being solely with the Manager in the exercise of its independent judgement regarding the appropriateness of the Subadviser's investment recommendations for the Fund in light of its investment objectives, policies and restrictions. The Manager will make available to the Subadviser certain research services.

          B. The Subadviser shall (i) comply with all reasonable requests of the Trust, or the independent auditors of the Trust, for information, including information required in connection with the Trust's annual audit and filings with the Securities and Exchange Commission (the "SEC") and state securities commissions, and (ii) provide such other services as the Subadviser shall from time to time determine to be necessary or useful to the administration of the Funds, including, but not limited to, cooperation with the Manager in connection with any examination of the Trust by the SEC or any other regulatory agency.

          C. The Subadviser shall furnish to the Trust's Board of Trustees periodic reports on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

          D. The investment advisory services provided by the Subadviser under this Agreement are not to be deemed exclusive and the Subadviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Manager or the Trust.

XIV. Delivery of Documents to the Manager. The Subadviser has furnished the Manager with copies of each of the following documents:

          A. The Subadviser's current Form ADV and any amendments thereto; and

          B. The Code of Ethics of the Subadviser as currently in effect.

         The Subadviser will furnish the Manager from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Additionally, the Subadviser will provide to the Manager such other documents relating to its services under this Agreement as the Manager may reasonably request on a periodic basis. Such amendments or supplements as to items A and B above will be provided within 30 days of the time such materials became available to the Subadviser.

XV. Expenses.

         The Subadviser shall pay all of its expenses arising from the performance of its obligations under Section I.

XVI. Compensation.

         The Manager shall pay to the Subadviser for its services hereunder, and the Subadviser agrees to accept as full compensation therefor, a fee with respect to each Fund as set forth on Schedule B. If the Subadviser shall serve hereunder for less than the whole of any payment period, the fee hereunder shall be prorated accordingly.

XVII. Independent Contractor.

         In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and, except as expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Funds, any other series of the Trust or the Manager in any way or otherwise be deemed to be an agent of the Trust, the Funds, any other series of the Trust or the Manager.

XVIII. Term of Agreement.

         This Agreement shall continue in full force and effect for two years from the date of execution, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act if the Subadviser shall not have notified the Manager in writing at least 60 days prior to such date or prior to such date of any year thereafter that it does not desire such continuance. This Agreement may be terminated at any time, without payment of penalty by a Fund, by vote of the Trust's Board of Trustees or a majority of the outstanding voting securities of the applicable Fund (as defined by the 1940
Act), or by the Manager or by the Subadviser, upon 60 days' written notice. This Agreement will automatically terminate in the event of its assignment (as defined by the 1940 Act) or upon the termination of the Advisory Agreement.

XIX. Amendments.

         This Agreement may be amended by consent of the parties hereto provided that the consent of the applicable Fund is obtained in accordance with the requirements of the 1940 Act.

XX. Confidential Treatment.

         It is understood that any information or recommendation supplied by the Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Trust or such persons as the Manager may designate in connection with the Funds. It is also understood that any information supplied to the Subadviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which, on a temporary basis, may or may not be bought or sold for the Funds, and any nonpublic personal information of Fund shareholders, as such information is defined under Regulation S-P, or any list derived from such information, is to be regarded as confidential and for use only by the Subadviser in connection with its obligation to provide investment advice and other services to the Funds, and may not be disclosed to any third parties.

XXI. Representations and Warranties. The Subadviser hereby represents and warrants as follows:

          A. The Subadviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and such registration is current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

          B. The Subadviser has all requisite authority to enter into, execute, deliver and perform the Subadviser's obligations under this Agreement;

          C.  The  Subadviser's   performance  of  its  obligations  under  this
Agreement does not conflict with any law, regulation or order to which the Subadviser is subject; and

          D. The Subadviser has reviewed the portion of (i) the registration statement filed with the SEC, as amended from time to time, for the Funds ("Registration Statement"), and (ii) each Fund's prospectuses and statements of additional information (including amendments) thereto, in each case in the form received from the Manager with respect to the disclosure about the Subadviser and the Funds of which the Subadviser has knowledge ("Subadviser and Fund Information") and except as advised in writing to the Manager such Registration Statement, prospectuses and statements of additional information (including amendments) contain, as of their respective dates, no untrue statement of any material fact of which the Subadviser has knowledge and do not omit any statement of a material fact of which the Subadviser has knowledge that was required to be stated therein or necessary to make the statements contained therein not misleading.

XXII. Covenants. The Subadviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

          A. The Subadviser shall maintain the Subadviser's registration as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all material applicable provisions of the Advisers Act and the rules and regulations thereunder;

          B.  The  Subadviser's   performance  of  its  obligations  under  this
Agreement shall not conflict with any law, regulation or order to which the Subadviser is then subject;

          C. The Subadviser shall at all times comply with the Advisers Act and the 1940 Act, and all rules and regulations thereunder, and all other applicable laws and regulations, and the Registration Statement, prospectuses and statements of additional information (including amendments) and with any applicable procedures adopted by the Trust's Board of Trustees, provided that such procedures are identified in writing to the Subadviser;

          D. The Subadviser shall promptly notify the Manager and the Funds upon the occurrence of any event that might disqualify or prevent the Subadviser from performing its duties under this Agreement. The Subadviser shall promptly notify the Manager and the Funds if there are any changes to its organizational structure or the Subadviser has become the subject of any adverse regulatory action imposed by any regulatory body or self-regulatory organization. The Subadviser further agrees to notify the Manager of any changes relating to it or the provision of services by it that would cause the Registration Statement, prospectuses or statements of additional information (including amendments) for the Funds to contain any untrue statement of a material fact or to omit to state a material fact that is required to be stated therein or is necessary to make the statements contained therein not misleading, in each case relating to Subadviser and Fund Information; and

          E. The Subadviser will render advice to the Manager regarding the investment of each Fund's assets that is consistent with maintaining the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code.

          F. The Subadviser shall provide to the Trust's Board of Trustees a copy of the Subadviser's Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act and any amendments thereto, and all certifications required under that rule.

XXIII. Use of Names.

          A. The Subadviser acknowledges and agrees that the names "The Weiss Fund" and "Weiss Money Management, Inc.," and abbreviations or logos associated with those names, are the valuable property of the Manager and its affiliates; that the Funds, the Manager and their affiliates have the right to use such names, abbreviations and logos; and that the Subadviser shall use the names "The Weiss Fund" and "Weiss Money Management, Inc.," and associated abbreviations and logos, only in connection with the Subadviser's performance of its duties hereunder. Further, in any communication with the public and in any marketing communications of any sort, Subadviser agrees to obtain prior written approval from Manager before using or referring to "The Weiss Fund" and "Weiss Money Management, Inc.," or the Funds or any abbreviations or logos associated with those names.

          B. The Manager acknowledges that "Delray" and "Delray Financial" and abbreviations or logos associated with those names are valuable property of Delray Financial Corporation and are distinctive in connection with investment advisory and related services provided by the Subadviser, the "Delray" name is a property right of the Subadviser, and the "Delray" and "Delray Financial" names are understood to be used by each Fund upon the conditions hereinafter set forth; provided that each Fund may use such names only so long as the Subadviser shall be retained as the investment subadviser of the Fund pursuant to the terms of this Agreement.

          C. The Subadviser acknowledges that each Fund and its agents may use the "Delray" and "Delray Financial" names in connection with accurately describing the activities of the Fund, including use with marketing and other promotional and informational material relating to the Fund with the prior written approval always of the Subadviser. In the event that the Subadviser shall cease to be the investment subadviser of a Fund, then the Fund at its own or the Manager's expense, upon the Subadviser's written request: (i) shall cease to use the Subadviser's name for any commercial purpose; and (ii) shall use its best efforts to cause the Fund's officers and trustees to take any and all actions that may be necessary or desirable to effect the foregoing and to reconvey to the Subadviser all rights which a Fund may have to such name. The Manager agrees to take any and all reasonable actions as may be necessary or desirable to effect the foregoing and the Subadviser agrees to allow the Funds and their agents a reasonable time to effectuate the foregoing.

          D. The Subadviser hereby agrees and consents to the use of the Subadviser's name upon the foregoing terms and conditions.

XXIV. Reports by the Subadviser and Records of the Funds.

         The Subadviser shall furnish the Manager information and reports necessary to the operation of the Funds, including information required to be disclosed in the Trust's Registration Statement, in such form as may be mutually agreed. The Subadviser shall immediately notify and forward to both the Manager and legal counsel for the Trust any legal process served upon it on behalf of the Manager or the Trust.

         In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust or the Manager any such records upon the Trust's or the Manager's request. The Subadviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 31a-1(b) insofar as such records relate to the investment affairs of each Fund. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Trust.

XXV. Indemnification.

         The Subadviser agrees to indemnify and hold harmless the Manager, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Manager and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), controls ("controlling person") the Manager, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Manager, the Trust or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of Subadviser's responsibilities as subadviser of the Funds (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Subadviser, any of the Subadviser's employees or representatives or any affiliate of or any person acting on behalf of the Subadviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectuses or statements of additional information covering the Funds or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Subadviser to the Manager, the Trust or any affiliated person of the Manager or the Trust expressly for use in the Trust's Registration Statement, or upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's Registration Statement; provided, however, that in no case is the Subadviser's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Manager agrees to indemnify and hold harmless the Subadviser, any affiliated person of the Subadviser and each controlling person of the Subadviser, against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Subadviser or such affiliated person or controlling person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities as investment manager of the Funds (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence of the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectuses or statements of additional information covering the Funds or the Trust or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by the Subadviser, or any affiliated person of the Subadviser, expressly for use in the Trust's Registration Statement or other than upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's Registration Statement; provided, however, that in no case is the Manager's indemnity in favor of the Subadviser or any affiliated person or controlling person of the Subadviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

XXVI. Notices.

         All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee shall hereafter specify for such purpose to the others by notice in writing and shall be deemed to have been given at the time of delivery.

                  If to the Manager:     WEISS MONEY MANAGEMENT, INC.
                                         4176 Burns Road
                                         Palm Beach Gardens, FL 33410
                                         Attention: Clara A. Maxcy

                  If to the Trust:       THE WEISS FUND
                                         4176 Burns Road
                                         Palm Beach Gardens, FL 33410
                                         Attention: Clara A. Maxcy

                  If to the Subadviser:   DELRAY FINANCIAL CORPORATION
                                          10356 St. Andrews Road
                                          Boynton Beach, Florida 33436
                                          Attention: John N. Breazeale

XXVII. Limitation of Liability of the Trust, its Trustees, and Shareholders.

         It is understood and expressly stipulated that none of the trustees, officers, agents, or shareholders of any series of the Trust shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with any series of the Trust must look solely to the property of such series for the enforcement of any claims against that series as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of any series of the Trust. No series of the Trust shall be liable for the obligations or liabilities of any other series of the Trust.

XXVIII. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon either of the parties, to do anything in violation of any applicable laws or regulations.

XXIX. Severability.

         Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

XXX. Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

         IN WITNESS WHEREOF, WEISS MONEY MANAGEMENT, INC. AND DELRAY FINANCIAL CORPORATION have each caused this instrument to be signed in duplicate on its behalf by the officer designated below thereunto duly authorized.

                                        WEISS MONEY MANAGEMENT, INC.


                                        By:
                                           --------------------------
                                           Title:  Vice President

                                        DELRAY FINANCIAL CORPORATION

                                        By:
                                           --------------------------
                                           Title:  President

                                   SCHEDULE A
                        TO SUBADVISORY AGREEMENT BETWEEN
          WEISS MONEY MANAGEMENT, INC. AND DELRAY FINANCIAL CORPORATION
                          DATED AS OF __________, 2002
                       -----------------------------------



Funds:


Weiss Millennium Opportunity Fund
Weiss Treasury Only Money Market Fund

                                   SCHEDULE B
                        TO SUBADVISORY AGREEMENT BETWEEN
          WEISS MONEY MANAGEMENT, INC. AND DELRAY FINANCIAL CORPORATION
                         DATED AS OF ____________, 2002
                       ----------------------------------


Fee schedule:


Weiss Millennium Opportunity Fund: The Adviser shall pay the Subadviser as compensation for the Subadviser's services to be rendered hereunder a quarterly fee in arrears at the rate of 10% of all fees payable during the same quarter by the Fund to the Adviser for investment advisory services provided pursuant to the Advisory Agreement, net of any fee waivers or expense reimbursements made by the Adviser with respect to the Fund relating to such quarter.

Weiss Treasury Only Money Market Fund: The Adviser shall pay the Subadviser as compensation for the Subadviser's services to be rendered hereunder a quarterly fee in arrears at the rate of 10% of all fees payable during the same quarter by the Fund to the Adviser for investment advisory services provided pursuant to the Advisory Agreement, net of any fee waivers or expense reimbursements made by the Adviser with respect to the Fund relating to such quarter.